UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 10, 2002



                  Voyager Entertainment International, Inc.
       (Exact name of registrant as specified in charter)


North Dakota                                                       45-0420093
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification Number)

4483 West Reno Avenue
Las Vegas, Nevada                                                       89118
(Address of Principal Executive Office)                            (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)



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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5.   OTHER EVENTS

Residential Resources Agreement

     On September 10, 2002 the Company entered into an agreement (the "Agreement") with Residential Resources, Inc. (RRI) wherein RRI agreed to act as the exclusive agent in selling or hypothecating certain assets of Voyager, the proceeds of which are to be utilized for financing the Company's entertainment attraction planned for development in Las Vegas, Nevada.

     Under the terms of the Agreement with RRI, the Company or its affiliates will enter into a separate agreement to sell or hypothecate the Assets to an affiliate of RRI. The actual terms and conditions will not be finalized until the closing of the transaction. In connection with the transaction, RRI is to use its best efforts to structure the transaction so that the proceeds will be sufficient to: (i) purchase or hypothecate the Assets; and (ii) generate certain additional income to the Company in the form of the residual income interests in the Securities issued in connection with the transaction.

     Under the terms of the agreement a due diligence fee was paid to RRI for the sum of $30,000. An additional fee of $70,000 will be due RRI upon completion of the securitization commitment. Additionally, RRI will also receive at the closing/bond issuance, an amount equal to 2% of the aggregate bonds issued in connection with the transaction, less the $100,000 total fees paid as above. The total transaction is anticipated to be One Hundred Million Dollars ($100,000,000), essentially the amount required to construct the 560-foot tall high-tech "Voyager" Ferris Wheel attraction proposed by the Company for the Las Vegas Strip.

     The transaction with RRI is primarily a financing transaction which is conditional upon RRI being able to effectuate the 100 Million Dollar securitization through the sale of bonds, utilizing the Company's product/assets as collateral.

Forward-Looking Statements: Except for historical information, the matters discussed in this Report contain forward-looking statements, which involve certain risks and uncertainties that could cause actual results to differ, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of such statements are subject to assumptions, risks and uncertainties that could

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cause  actual  results to differ from those indicated in the  forward-looking statements, including, but not limited to: any perceived or actual benefits of the Residential Resources agreement, the ability of Residential Resources to assist the Company in selling or hypothecating its assets, the ability of the Company to develop its project, competitive environment within the entertainment industry, the Company's ability to successfully market its project, the ability of the Company to meet its development and financial projections, and general economic conditions. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

Press Release

       On October 7, 2002, the Company issued a press release disclosing the RRI Agreement. A copy of the release is attached hereto as Exhibit 99.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.
Not applicable.

EXHIBITS

Exhibit
Number                          Description
99        Press Release dated October 7, 2002(filed herewith)

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 7, 2002


Voyager Entertainment International, Inc.



By: /s/ Richard Hannigan
    Richard Hannigan, President/Treasurer/Director



By: /s/ Myong Hannigan
       Myong Hannigan, Secretary